Exhibit 99.2

CBIZ, Inc. (CBZ) Q3 2013 Earnings Conference Call

October 23, 2013 11:00 AM ET

Executives

Steven L. Gerard – Chairman and Chief Executive Officer

Ware H. Grove – Senior Vice President, Chief Financial Officer

Analysts

Josh Vogel – Sidoti & Company

Jim Macdonald – First Analysis Securities

Operator

Good morning and welcome to the CBIZ Third Quarter 2013 Results Conference Call. All participants will be in listen-only mode. (Operator Instructions) Please note this event is being recorded.

I would now like to turn the conference over to Mr. Steven Gerard, Chairman and CEO. Mr. Gerard, please go ahead.

Steven L. Gerard – Chairman and Chief Executive Officer

Thank you, Amy and good morning everyone and thank you for calling into CBIZ’s 2013 third quarter conference call. Before I begin my comments, I’d like to remind you of a few things. As with all our conference calls, this call is intended to answer the questions of our shareholders and analysts. If there are media representatives on the call, you’re welcome to listen in. However, I ask that if you have questions, you hold them until after the call and we’ll be happy to address them at that time. The call is also being webcast and you can access the call over our website. You should have all received a copy of the press release we issued this morning. If you did not, it’s posted on our website as well.

Finally remember, that during the course of the call, we may make forward-looking statements. These statements represent management’s intentions, hopes, beliefs, expectations, and predictions of the future. Actual results can and sometimes do differ materially from those projected in forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained in our SEC filings, Form 10-K and prior press releases. Joining me on the call this morning are Jerry Grisko, our President and Chief Operating Officer, and Ware Grove, our Chief Financial Officer.

Prior to the opening this morning, we were very pleased to release our third quarter and nine months results. As we had been indicating earlier this year, we felt that there was a growing tailwind in our business and that we were expecting improving results for the rest of the year. This third quarter, which is typically a poor quarter for us, turned out to be one of the best third quarters we have ever had in the Company. We saw revenue up and most important to us, we saw organic or same-store revenue up in both of our core businesses.

Before I continue with my comments, I’d like to turn it over to Ware to give you the details of the release this morning.

Ware H. Grove – Senior Vice President, Chief Financial Officer

Thanks, Steve and good morning everyone. As is our normal practice, I want to take a few minutes to run through the highlights of the numbers we released this morning for the three months and the nine months ended September 30, 2013. Now as we get started, let me remind you that the numbers prepared as of September 30, 2013 have been adjusted to reflect the sale of the MMP operations, which closed August 30, 2013. You will note the after-tax gain on sale, plus operating results after-tax through the closing date for MMP are now reflected in discontinued operations. Upon the close of this transaction on August 30, we concurrently bought 3.85 million shares at $6.65 per share from Westbury Limited. The remaining proceeds from the sale were used to immediately pay down debt and over time, we will reinvest those proceeds to enhance the growth of our core financial and Employee Services businesses.

The sale also serves to reduce our leverage and we expect in the year 2013 that leverage will be in a range of approximately 2.5 times to 3 times EBITDA. This positions us very well with greater flexibility, as we consider refinancing alternatives with the $130 million convert note due in 2015 and also gives us a lot more flexibility as we address acquisition opportunities ahead.

In our earnings release for the second quarter, we also included a schedule of the adjusted numbers that have excluded the impact of the MMP operating results over the past three years and those adjusted results clearly reflect the improving metrics and growth that we have experienced in the recent years in our core Financial and Employee Services businesses.

Now the numbers we released this morning reflect continuing strength in these core businesses as Steve commented and we are very pleased to report total revenue of a $168.8 million for the quarter ended September 30, 2013, which is a 12.7% increase over the prior year. Same-unit revenue growth for the quarter was 3.6% with Financial Services achieving organic growth of 5.8% and Employee Services same-unit revenue grew by 0.4% for the quarter compared with the prior year. Acquisitions contributed 9.1% to the total revenue growth of 12.7% and these newly acquired operations are performing well.

We are very pleased to achieve operating leverage and expand our margins with this revenue growth. Margin on pretax income for the third quarter expanded 170 basis points, increasing from 2.8% a year ago to 4.5% this year and we are able to leverage that into an earnings per share growth to $0.10 from $0.06 a year ago. Cash flow continued to be strong and that’s evidenced by the growth in the EBITDA with EBITDA margin at 9.5% in the third quarter on revenue, compared with 8% for the third quarter a year ago.

Now looking at the numbers for the nine months ended September 30, total revenue was $542.8 million, which is a 10.4% increase over $491.6 million a year ago. Same-unit total revenue grew by 2.3% for the nine months compared with the year ago, with Financial Services achieving organic growth of 3.5% for the nine months and Employee Services achieving organic growth by 0.2% for the nine months compared with a year ago.

Acquired operations contributed $39.7 million to revenue or 8.1% of total revenue growth. As you look at earnings reported for the nine months a year ago, remember that we recognized a $2.5 million gain or roughly $0.03 per share on the sale of our Wealth Management business in the first quarter of 2012.

For the nine months of 2013, we have leveraged revenue growth and expanded pretax margin to 8.5% this year, compared to 7.6% a year ago when eliminate the non-recurring gain on sale in 2012. Fully diluted earnings per share for the nine months was $0.55 this year, compared with $0.46 a year ago, again, adjusting the 2012 results to eliminate the non-recurring gain. EBITDA for the nine months was $72.4 million, up 19.3% over a year ago, but EBITDA margin on revenue was at 13.3%, which was up 100 basis points improvement over the nine months a year ago.

Now the organic growth rate for Financial Services has been improving for some time now, and within Financial Services, we are achieving organic growth in both our core accounting businesses as well as our national health care consulting businesses.

The results from the acquisitions we made at the end of 2012 are in line with expectations and are making a very positive contribution. We are very pleased that total revenue for Financial Services has grown by 11% for the nine months this year compared with the prior year and we are successfully leveraging this growth and have improved operating margin by 30 basis points compared to a year ago.

Turning to Employee Services, the total revenue has grown by 10.2% in the third quarter and has grown by 10.9% for the nine months compared with prior year. With the exception of our life insurance related revenue in the third quarter, we recorded organic growth in every line of service within this group. Organic growth in our property and casualty, retirement advisory, HR consulting and payroll businesses were all very positive. We also achieved organic growth in our employee benefits services as our consultative approach towards helping companies with health care reform related issues has helped us gain new business this year, and we’re also experiencing positive renewal trends this year compared to a year ago. We’re pleased that we are leveraging this revenue growth, and operating margin in the Employee Services group has increased 110 basis points.

Now life insurance related revenue is transactional and somewhat unpredictable, but it accounts for a very small portion of total revenue within this group and we’ve experienced a decline in revenue for the first nine months this year. When you exclude the impact of life insurance revenue on our same unit organic revenue for the third quarter, the balance of our employee services businesses grew by 2.7% and for the nine months same unit revenue grew by 2.1% compared with the prior year. So you can see that Employee Services group has reported some very positive revenue growth this year absent the impact of the life insurance revenue.

Looking further at consolidated results for the third quarter and nine months ended September 30, 2013 after eliminating the accounting impact of the gains or losses on the assets held in our deferred compensation plan, operating income margin in the third quarter was 6.7%, compared with 4.6% a year ago and for the nine months; operating income margin was 10.8%, compared with 9.6% for the nine months a year ago.

As we projected earlier in the year, in the third quarter, we were able to take advantage of several favorable tax related items and the effective tax rate for the third quarter as a result was 32.5%, and for the nine months, the effective tax rate was 40.8%. Now for the full year of 2013, we continue to expect an effective tax rate of approximately 40% for the full year.

Now share count in the third quarter and nine months ended September 30, 2013 includes the impact of the 3.85 million share repurchase with Westbury Limited that was transacted at the end of August. For the nine months ended September 30, the share count was approximately 49.5 million shares, and for the full year, we expect the weighted average share count will be approximately 49 million shares. The full impact of the share repurchase transaction in August will be felt in the fourth quarter and we expect the share count in the fourth quarter this year of approximately 47 million shares and as we look forward to the full year of 2014, we expect a share count of approximately 47.5 million shares.

Upon the close of the sale of MMP, the proceeds as I commented earlier were immediately used to reduce outstanding balance on our bank line of credit. Because of the relatively low tax basis on MMP, our tax obligation is significant and the estimated tax payments on the taxable gain were made partially in September and will be partially made in December at the upcoming December 15 estimated tax payment date.

As a result of immediately reducing debts, our outstanding balance on the bank line of credit was $40 million on September 30, compared to $209 million at June 30, and our leverage was approximately 2.4 times EBITDA September 30. Depending on future acquisition activity, we expect leverage within a range of approximately 2.5 times to 3 times at the end of this year, also partially due to the scheduled fourth quarter tax payments related to the sale of MMP.

Over time, we expect to redeploy the proceeds of the sale of MMP to strategic acquisitions within our core Financial and Employee Services groups. We have closed one transaction to-date this year and we expect to close several additional transactions in the fourth quarter. This gives us greater flexibility to look at refinancing options available to us as the $130 million convert note matures in 2015.

To-date in 2013, we have used approximately $10.4 million for acquisition and earnout payments through the first nine months this year and we expect to use approximately $10 million in the fourth quarter to make further earnout payments and payments on acquisitions previously closed. Looking ahead to future years and forecasting potential earnout payments, we have approximately $9.8 million scheduled in 2014, $10.4 million scheduled in 2015 and approximately $3.9 million scheduled in 2016 and years after.

Our capital spending for the third quarter was approximately $1.5 million and for the nine months totals approximately $4.3 million. We expect total year capital spending for 2013 to be within a range of $5 million to $6 million for the full year.

Now looking at day sales outstanding on receivables, DSO stood at 84 days at the end of September this year, compared with 85 days a year ago. The bad debt expense for the nine months against revenue was at 65 basis points on revenue this year, compared to 72 basis points on revenue for the nine months a year ago.

Now looking at non-GAAP cash earnings, which outlined the impact of major non-cash items on earnings; this was $49 million for the nine months or $0.99 per share, compared with approximately $41 million or $0.83 per share for the nine months a year ago.

Now to sum up, we are very pleased to report total revenue growth at 10.4% for the nine months this year, with growth in earnings per share of 19.6%, compared to the adjusted results for last year, which excludes the non-recurring gain on sale. This has been achieved through a combination of same-unit organic growth that is combined with our strategic acquisition activity and this is very consistent with our long-term operating goals for CBIZ. With this growth in revenue, we have been able to expand operating margins.

Looking ahead to the balance of 2013, bear in mind that the fourth quarter impact on adjusting 2012 results for the sale of MMP, plus bear in mind the impact of the non-recurring favorable legal settlement received in the fourth quarter a year ago. In the fourth quarter of 2012, we reported $0.02 earnings per share, however, adjusting for the sale of MMP the adjusted earnings per share results in a loss of three pennies. Now when you also exclude the two penny favorable legal settlement reported in the fourth quarter last year, the normalized result is a loss of $0.05 per share and that results in our full year normalized $0.41 earnings per share in 2012 that we have been using for a comparison purposes as we look to 2013. Now we have previously outlined goals to grow revenue by 9% to 12% in 2013 and grow earnings per share by 18% to 24% in 2013, compared to these adjusted normalized results of $0.41 earnings per share for 2012.

At this point, we are very pleased with the results today and we believe we will achieve full year 2013 results at or near the high-end of both of these ranges. EBITDA for the full year is expected to increase within a range of 15% to 16% over the $65.6 million reported for 2012.

So with these comments, I’ll conclude and I’ll turn it back over to Steve.

Steven L. Gerard – Chairman and Chief Executive Officer

Thank you, Ware. I’d also like to give you some color on some of what Ware talked about and touch on the few other items. With respect to acquisitions, we typically do three to five a year, so far year-to-date we completed one. There is a possibility of two to three more between now and the end of the year with revenue, if they all close, somewhere in the $8 million to $10 million range and EBITDA about 25%. So we’re looking at two to three relatively small transactions, no blockbuster deals, but all are important for the development of our strategy.

With respect to organic growth, the organic growth is coming from a combination of factors. Clearly we’re seeing a pickup in the economy and it’s helping our clients begin to think about expanding. We signaled earlier this year that we thought we were going to see that, but it also comes as a result of our business development activities, the impact of the Affordable Care Act, our Myers and Stauffer business on an organic same-store basis is growing nicely, the P&C market is firming up and our very focused attention on client retention over the past couple of years is now being reflected in a much better retention rate that we had.

So our organic growth is really a combination of some small part of the economy and a great deal of effort and success by our 3,800 associates who had come through a tough couple of years and now was really starting to see the results of the efforts that we put in.

I’d also like to comment on the fact that our largest client Edward Jones just within the past week signed a new five year extension of their arrangement with us. So we are pleased to continue to have them as our largest client. There were no substance of changes in the transaction and therefore that’s a pretty consistent earnings opportunity for us going forward.

With that, I’d like to stop and turn it over to questions from our analysts and shareholders and then I’ll conclude with some additional remarks.

Question-and-Answer Session

Operator

Thank you. We will now begin the question-and-answer session. (Operator Instructions) Our first question is from Josh Vogel with Sidoti & Company. Go ahead please.

Josh Vogel – Sidoti & Company

Thank you. Good morning, Steve and Ware.

Steven L. Gerard – Chairman and Chief Executive Officer

Hi, Josh.

Josh Vogel – Sidoti & Company

First question is based on current debt levels, Ware could you give us an idea of the quarterly run rate of interest expense?

Ware H. Grove – Senior Vice President, Chief Financial Officer

Hi Josh. How are you?

Josh Vogel – Sidoti & Company

Good. Thank you.

Ware H. Grove – Senior Vice President, Chief Financial Officer

I think when you look at it; remember the $130 million convert notes are being accrued at our effective 7.5% interest rates. So that gives you kind of a start. If you got roughly $50 million outstanding more or less on the bank line of credit that range is in the 3% to 3.5% range. So I would give you about a $1 million a month on a monthly run rate for interest expense.

Josh Vogel – Sidoti & Company

Okay, great. And I know it’s still a quarter out or so, but do you see any potential impacts from the IRS pushing back the start of the tax filing season by couple of weeks?

Ware H. Grove – Senior Vice President, Chief Financial Officer

At this point, we’re not predicting any significant impact. We’ll have to see what comes up. It is too early to call.

Josh Vogel – Sidoti & Company

Okay. And just lastly could you remind me when the option expires with Westbury to potentially purchase the remaining stake?

Steven L. Gerard – Chairman and Chief Executive Officer

The option expired on September 30.

Josh Vogel – Sidoti & Company

Okay.

Steven L. Gerard – Chairman and Chief Executive Officer

And the shares were released back to Westbury from the Escrow. I would point out as to your prior question, you know the first part of this year we saw a great delay in the filing of the taxes because of the IRS slowdown in terms of getting the documents and the forms out. We made all of that up in subsequent quarters.

So that if there are delays in future years, this is a pretty consistent business, we it may not all come in the first quarter, but at the end of the day everybody stock is get filed and we make up that any delays that comes out of government inefficiency.

Josh Vogel – Sidoti & Company

Right. So next year could potentially mirror what we saw last year like the delay led to weaker results in Q1, but strong results in Q2? But it’s too early to tell how that is going to play out but that is a possibility?

Ware H. Grove – Senior Vice President, Chief Financial Officer

Yeah, I guess it is – I really haven’t given it any thought.

Josh Vogel – Sidoti & Company

Okay. That’s all I have right now. Thank you very much.

Ware H. Grove – Senior Vice President, Chief Financial Officer

Okay, Josh.

Operator

Our next question is from Jim Macdonald with First Analysis.

Jim Macdonald – First Analysis Securities

Good morning guys.

Steven L. Gerard – Chairman and Chief Executive Officer

Hi, Jim.

Ware H. Grove – Senior Vice President, Chief Financial Officer

Hi, Jim.

Jim Macdonald – First Analysis Securities

On Financial Services relatively strong growth this quarter, was that consistent between additional accounting business or is that helped by this new health care consulting business?

Steven L. Gerard – Chairman and Chief Executive Officer

Well, they were both up, our core accounting firms were up organically and it was aided by growth from the health care consulting work that we do at Myers and Stauffer.

Jim Macdonald – First Analysis Securities

And were those somewhat consistent or was one really up a lot?

Steven L. Gerard – Chairman and Chief Executive Officer

Well, Myers and Stauffer results on a same-unit basis were up more than as a percentage more than the core accounting, but the core accounting is a much bigger business.

Jim Macdonald – First Analysis Securities

Okay.

Steven L. Gerard – Chairman and Chief Executive Officer

So the dollars weren’t that necessarily that far off.

Jim Macdonald – First Analysis Securities

And switching over to Employee Services, the impact of the Affordable Care Act, any new thoughts on that at this point and how that benefit enrollment seasons going?

Steven L. Gerard – Chairman and Chief Executive Officer

The impact for us so far has been a positive impact. We’ve probably picked up $2.5 million of more of new client business as a result of our analyzer tool and our consultative approach with our clients. There has been no significant change in commission structure. There has been a little bit of a degradation in the bonus and override business at that part of the business. But that’s a very small part of the revenue. And when you consider that the small group business is only 18% of our total EB revenue any impact that might be felt by the exchanges will have minimal impact on us this year and probably next year as well.

So far it’s been net positive and I would remind you that the corporate side of this has been delayed a year. So clients who we have been in front of and that we’ve been helping restructure, it looks to us like we have an opportunity to pick up more business as we roll into next year as we get closer toward 2014, 2015 and implementation.

Jim Macdonald – First Analysis Securities

And it’s a technical thing and I know it’s a small part of your employee business, but are you seeing any shift to self insured plans and if there is a shift of that has that helped you in anyway?

Steven L. Gerard – Chairman and Chief Executive Officer

There is a little bit of a shift I think quite frankly as our role as a consultant, it’s our job to come up with the best plan and self insured is the right plan for the client. That’s what we would be working on. In fact that’s had minimal impact, although over time it’s possible it could have a little bit more of an impact.

Jim Macdonald – First Analysis Securities

Okay. And just a technical question for where I think maybe I missed it in the balance sheet. But what is the outstanding tax payment that you’re going to pay in the fourth quarter for the transaction?

Ware H. Grove – Senior Vice President, Chief Financial Officer

Yeah, Jim we’ve got roughly $37 million scheduled as an estimated tax payable on December 15 and that’s related to the gain on the MMP sale.

Jim Macdonald – First Analysis Securities

Okay. That’s great. Thanks very much.

Operator

The next question is from Robert Kirkpatrick with Cardinal Capital Management.

Gene Fox – Cardinal Capital Management

Hi, it’s Gene for Rob. Just a couple of housekeeping questions, where the tax payment that you referred to in December, earlier you said that there was a payment, a small payment made in September. Could you tell us what the amount of that payment was?

Ware H. Grove – Senior Vice President, Chief Financial Officer

Yeah. It was roughly $13 million, remember we announced that we sold the business for roughly $200 million and we expect net proceeds of net of tax and other transaction related costs to be roughly $145 million, so we get a $50 million tax bill embedded in that calculation.

Gene Fox – Cardinal Capital Management

Perfect, just a couple of other questions, bad debt expense in Q3?

Ware H. Grove – Senior Vice President, Chief Financial Officer

Oh, boy, I don’t have that at my finger tips Gene.

Gene Fox – Cardinal Capital Management

Okay and then there is a question about adjusted EBITDA Rob wanted to know, do you still anticipate that will be about $76 million based on continuing operations for 2013?

Ware H. Grove – Senior Vice President, Chief Financial Officer

Yes, that’s correct.

Gene Fox – Cardinal Capital Management

Okay, last question do you have cash EPS numbers for the last few years excluding MMP, are those available yet?

Ware H. Grove – Senior Vice President, Chief Financial Officer

Yeah, I think we have them, I just don’t have them with me right here but yes…

Gene Fox – Cardinal Capital Management

Okay.

Ware H. Grove – Senior Vice President, Chief Financial Officer

And we can – we’ll put those in our IR package as we update it for the third quarter here.

Gene Fox – Cardinal Capital Management

Okay. Thanks so much guys. Congratulations, nice quarter.

Steven L. Gerard – Chairman and Chief Executive Officer

Thanks Gene.

Operator

(Operator Instructions) This concludes our question-and-answer session. I would like to turn the conference back over to Mr. Steve Gerard for any closing remarks.

Steven L. Gerard – Chairman and Chief Executive Officer

Thank you, Amy, this has been a very strong quarter. It suggests to us that the combination of the hard work we put in over the last couple of years, our dedication to our clients and our service of our clients and on the improving economy, and in particular certain parts of our financial services and employee services are heating up.

So we are very confident in what the future holds for CBIZ as we look at 2014 and 2015 and the credit goes specifically to our 3,800 associates who have just done a spectacular job in staying front of our clients, providing them professional products and services and supporting our clients through the downturn. So now as things pick up, we’re in a position to rebound along with our clients.

So thanks for the quarter and the expectation for the full year successes goes to our staff, so I want them to know how much what they’re doing is appreciated by the company and of course by our clients. With that I will end the call and look forward to being able to report full year results in January. Thank you all very much.

Operator

The conference is now concluded. Thank you for attending today’s presentation, please disconnect your lines.